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                                                        EXHIBIT 4.3
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                             SEGUE SOFTWARE, INC.
                        1998 EMPLOYEE STOCK OPTION PLAN

SECTION 1.     GENERAL PURPOSE OF THE PLAN; DEFINITIONS
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     The name of the plan is the Segue Software, Inc. 1998 Employee Stock Option
Plan (the "Plan"). The purpose of the Plan is to encourage and enable the employees and consultants of Segue Software, Inc. (the "Company") and its Subsidiaries (as defined below) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "Act" means the Securities Exchange Act of 1934, as amended.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "Committee" has the meaning specified in Section 2.

     "Effective Date" means November 23, 1998.

     "Fair Market Value" of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee; provided, however, that (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), NASDAQ National System or a national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

     "Independent Director" means a member of the Board who is neither an employee or officer of the Company or any Subsidiary.

     "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

     "Stock" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

     "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

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SECTION 2.     ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT
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               PARTICIPANTS AND DETERMINE AWARDS
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     (a) Committee.  The Plan shall be administered by the Board of Directors of
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the Company, or at the discretion of the Board, by a committee or committees of the Board consisting of not less than two Independent Directors, except as contemplated by Section 2(c). Each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3(a)(3) under the Act. All references herein to the Committee shall be deemed to refer to the entity then responsible for administration of the Plan at the relevant time (i.e., either the Board of Directors or a committee of the Board, as applicable).

     (b) Powers of Committee.  The Committee shall have the power and authority
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to grant Stock Options consistent with the terms of the Plan, including the power and authority:

          (i) to select the employees of the Company and its Subsidiaries to whom Stock Options may from time to time be granted;

          (ii) to determine the time or times of grant, and the extent, if any, of Stock Options granted to any one or more participants;

          (iii) to determine the number of shares of Stock to be covered by any Stock Option;

          (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Stock Option, which terms and conditions may differ among individual Stock Options and participants, and to approve the form of written instruments evidencing the Stock Options;

          (v) to accelerate at any time the exercisability or vesting of all or any portion of any Stock Option and/or to include provisions in Stock Options providing for such acceleration;

          (vi) to impose any limitations on Stock Options granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

          (vii) to extend at any time the period in which Stock Options may be exercised; and

          (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Stock Option (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

     (c) Delegation of Authority to Grant Stock Options. The Board, in its
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discretion, may appoint the Chief Executive Officer of the Company as a one-
person Committee in addition to the Committee contemplated by Section 2(a) having authority (co-extensive with such other Committee) to grant Stock Options to individuals who are not subject to the reporting and other provisions of
Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code.

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SECTION 3.     STOCK ISSUABLE UNDER THE PLAN; ADJUSTMENTS; SUBSTITUTION
               --------------------------------------------------------

     (a) Stock Issuable.  The maximum number of shares of Stock reserved and
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available for issuance under the Plan shall be 1,000,000 shares of Stock.  For purposes of the foregoing limitations, the shares of Stock underlying any Stock Options which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

     (b) Adjustments.  Upon the occurrence of any of the following events, a
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Plan participant's rights with respect to any Stock Option granted to him or her hereunder which have not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between such participant and the Company relating to such Stock
Option:

          (i) Stock Dividends and Stock Splits.  If the shares of Stock shall be
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     subdivided or combined into a greater or smaller number of shares or if the
     Company shall issue any shares of Stock as a stock dividend on its outstanding Stock, the number of shares of Stock issuable upon the exercise of such Stock Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

          (ii) Consolidations or Mergers.  If the Company is to be consolidated
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     with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the board of directors or the appropriate committee thereof of any entity assuming the obligations of the Company hereunder shall, as to outstanding Stock Options, either (A) make appropriate provision for the continuation of such Stock Options by substituting on an equitable basis for the shares of Stock then subject to such Stock Options either consideration payable with respect to the outstanding shares of Stock in connection with the Acquisition or securities of such successor or acquiring entity; (B) upon written notice to the Plan participants, provide that all Stock Options must be exercised (either to the extent then exercisable or, at the discretion of the Committee, all Stock Options being made fully exercisable for purposes of this Section 3(b)(ii)), within a specified number of days of the date of such notice, at the end of which period the Stock Options shall terminate; or (C) terminate all Stock Options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares of Stock subject to such Stock Options (either to the extent then exercisable or, at the discretion of the Committee, all Stock Options being made fully exercisable for purposes of this Section 3(b)(ii)) over the exercise price thereof.

          (iii)  Recapitalization or Reorganization.  In the event of a
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     recapitalization or reorganization of the Company (other than a transaction described in Section 3(b)(ii) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Stock, each Plan participant upon exercising a Stock Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Stock Option prior to such recapitalization or reorganization.

     (c) Substitute Awards.  The Committee may grant Stock Options under the
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Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute Stock Options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

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SECTION 4.  ELIGIBILITY
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     Participants in the Plan will be such employees and consultants of the
Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee, in its sole discretion.

SECTION 5.  STOCK OPTIONS
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     Any Stock Option granted under the Plan shall be pursuant to a stock option agreement which shall be in such form as the Committee may from time to time approve. Option agreements need not be identical.

     Stock Options granted under the Plan will not qualify as "incentive stock options" as defined in Section 422 of the Code.

     (a) Terms of Stock Options.  Stock Options granted under the Plan shall be
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subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

          (i) Exercise Price.  The exercise price per share for the Stock
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     covered by a Stock Option shall be determined by the Committee at the time of grant.

          (ii) Option Term.  The term of each Stock Option shall be fixed by the
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     Committee.

          (iii)  Exercisability; Rights of a Stockholder.  Stock Options shall
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     become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that Stock Options granted in lieu of cash compensation shall be exercisable in full as of the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

          (iv) Method of Exercise.  Stock Options may be exercised in whole or
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     in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

               (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

               (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee free of such restrictions for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

               (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

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     Payment instruments will be received subject to collection.  The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

          (v) Termination.  Unless otherwise provided in the option agreement or
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     determined by the Committee, upon the optionee's termination of employment
     (or other business relationship) with the Company and its Subsidiaries, the optionee's rights in his or her Stock Options shall automatically terminate.

     (b) Reload Options.  At the discretion of the Committee, Stock Options
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granted under the Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(iv)(B) hereof would automatically be granted an additional Stock Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Stock Option is granted and with the same expiration date as the original Stock Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Stock Option.

     (c) Non-transferability of Options.  No Stock Option shall be transferable
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by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may provide in an option agreement that the optionee may transfer, without consideration for the transfer, his or her Stock Options to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners; or to charitable organizations; provided, however, that the transferee agrees in writing to be bound by the terms and conditions of this Plan and the applicable option agreement.

SECTION 6.  TAX WITHHOLDING
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     (a) Payment by Participant.  Each participant shall, no later than the date
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as of which the value of a Stock Option or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Stock.  Subject to approval by the Committee, a participant
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may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Stock Option a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 7.  TRANSFER, LEAVE OF ABSENCE, ETC.
            --------------------------------

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

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     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 8.  AMENDMENTS AND TERMINATION
            --------------------------

     The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Stock Option (or provide substitute Stock Options at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended Stock Option if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Stock Option without the holder's consent.

SECTION 9.  STATUS OF PLAN
            --------------

     With respect to the portion of any Stock Option which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Stock Option or Stock Options. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Stock Options hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 10.  GENERAL PROVISIONS
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     (a) No Distribution; Compliance with Legal Requirements.  The Committee may
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require each person acquiring Stock pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to a Stock Option until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock as it deems appropriate.

     (b) Other Compensation Arrangements; No Employment Rights.  Nothing
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contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Stock Options do not confer upon any employee any right to continued employment with the Company or any Subsidiary.



SECTION 11.   GOVERNING LAW
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     This Plan shall be governed by Delaware law except to the extent such law is preempted by federal law.


Adopted and Effective:  November 23, 1998


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